UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

FireEye, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 321-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Election of Directors.

On June 15, 2015, the Board of Directors (the “Board”) of FireEye, Inc. (the “Company”) appointed Stephen Pusey to serve as a member of the Board, effective immediately. Mr. Pusey will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2017. In addition, Mr. Pusey was appointed as a member of the Audit Committee of the Board, effective immediately.

Mr. Pusey, age 53, has served as the Group Chief Technology Officer of Vodafone Group Plc, one of the world’s largest telecommunications companies, since September 2006, and as a member of its board of directors since June 2009. From 1982 to August 2006, Mr. Pusey held various positions at Nortel Networks, most recently as Executive Vice President and President, Nortel EMEA. Mr. Pusey has served on the board of directors of Centrica plc since April 2015, and previously served as a Vodafone representative board member of Verizon Wireless from January 2009 to September 2013. Mr. Pusey holds a TEC degree in Communications and Microelectronics from Uxbridge Technical College and a Higher TEC degree in Communications and Microelectronics from Acton Technical College and attended the Advanced Management Program at Harvard University.

The Board has determined that Mr. Pusey is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

There is no arrangement or understanding between Mr. Pusey and any other persons pursuant to which Mr. Pusey was selected as a director.

In accordance with the Company’s Outside Director Compensation Policy (the “Outside Director Compensation Policy”), Mr. Pusey was granted a restricted stock unit award on June 15, 2015 in the amount of 7,530 shares of the Company’s common stock. The award will vest over three years, with one-third (1/3rd) of the restricted stock units subject to the award vesting on each anniversary of the date of grant, in each case subject to Mr. Pusey continuing to serve on the Board through the applicable vesting date. The restricted stock units are subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan and the related restricted stock unit award agreement. Furthermore, Mr. Pusey is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Outside Director Compensation Policy. The Company will also reimburse Mr. Pusey for reasonable expenses in connection with his services to the Company and attendance of Board and committee meetings in accordance with the Company’s established policies. A copy of the offer letter between Mr. Pusey and the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Mr. Pusey has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 2, 2013.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 11, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were represented, either in person or by proxy, 137,710,529 shares of the Company’s common stock, or approximately 88.16% of the total shares entitled to vote, constituting a quorum. The Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2015. The voting results are set forth below.

Proposal 1: Election of Class II Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ashar Aziz	76,884,375	13,060,999	47,765,155
David G. DeWalt	75,882,427	14,062,947	47,765,155

Ashar Aziz and David G. DeWalt were duly elected as Class II directors of the Company.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
137,007,263	453,481	249,785	—

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Stephen Pusey, dated June 12, 2015

99.1	Press release dated June 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: June 17, 2015	By:	/s/ Alexa King
Alexa King Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Registrant and Stephen Pusey, dated June 12, 2015

99.1	Press release dated June 17, 2015